Exhibit 4.2

Warrant for the Purchase of 3,310,000

Shares of Common Stock

Par Value $0.001

CLASS K WARRANT AGREEMENT

(this “Agreement”)

THE HOLDER OF THIS WARRANT, BY ACCEPTANCE HEREOF, BOTH WITH RESPECT TO THE WARRANT AND COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANT, AGREES AND ACKNOWLEDGES THAT THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE LAWS OF ANY APPLICABLE STATE, OR (B) THE SALE OR TRANSFER BEING EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE STATUTES, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

This is to certify that, for value received, HealthTronics, Inc. and its successors and assigns (each, a “Holder”) is entitled to purchase from SANUWAVE HEALTH, INC. (the “Company”), on the terms and conditions hereinafter set forth, all or any part of 3,310,000 shares (which number may be adjusted as provided herein) (“Warrant Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”), at an initial purchase price of $0.55 per share (which amount may be adjusted as provided herein) (“Warrant Price”). Upon exercise of this warrant in whole or in part, a certificate for the Warrant Shares so purchased shall be issued and delivered to the Holder. If, at any time prior to the Expiration Date (as defined below), less than the total warrant is exercised, a new warrant of similar tenor shall be issued for the unexercised portion of the warrant represented by this Agreement.

This warrant is granted subject to the following further terms and conditions:

1.             (a)     This warrant shall be exercisable, at any time or from time to time after the execution and delivery of this warrant by the Company on the date hereof and shall expire at 5:00 p.m. Eastern Time on the date that is ten (10) years following the date hereof (the “Expiration Date”), at the option of the Holder, upon surrender of this warrant to the Company together with a duly completed Exercise Notice, in the form attached hereto, and payment of an amount equal to the Warrant Price multiplied by the number of Warrant Shares for which this warrant is then being exercised, which payment may be satisfied, at the option of the Holder, (i) in cash, (ii) through the exercise of Net Exercise Rights (as defined below), or (iii) through any combination of the foregoing clauses (i) – (ii). “Warrant Shares” as used herein means shares of Common Stock, or any other equity securities into which such Common Stock is converted into or exchanged for in a Company Transaction (as defined below).

(b)     Except as provided in the following sentence, any exercise of this warrant hereunder shall be deemed to have been effected immediately prior to the close of business on the day on which this warrant is surrendered to the Company as provided in this warrant. Notwithstanding the foregoing, if an exercise of all or any portion of this warrant is being made in connection with (i) a proposed public offering of any capital stock (or other securities) of the Company, (ii) a proposed Company Transaction, (iii) a proposed issuance or sale of capital stock or any other securities of the Company, or (iv) a proposed transfer of capital stock or other securities of the Company, then, at the election of the Holder, such exercise may be conditioned upon the consummation of such public offering, Company Transaction, or issuance, sale or transfer of capital stock or other securities, in which case (A) such exercise shall be effective concurrently with the consummation of such public offering, Company Transaction, or issuance, sale or transfer of capital stock or other securities, and (B) appropriate modifications will be made to the Exercise Notice to reflect the conditionality specified in this sentence. At the effective time of any exercise of this warrant, the person or entity in whose name or names any certificate for the Warrant Shares shall be issuable upon such exercise as provided in this warrant shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificate.

(c)     In lieu of exercising the purchase rights represented by this warrant on a cash basis, the Holder may elect to exercise such rights represented by this warrant at any time and from time to time during the term, in whole or in part, on a net-issue basis (the “Net Exercise Right”) by electing to receive the number of Warrant Shares which are equal in value to the value of this warrant (or any portion thereof to be canceled in connection with such Net Exercise Right) at the time of any such exercise of the Net Exercise Right, by delivery to the principal offices of the Company of this warrant and a completed and duly executed Notice of Exercise appropriately adjusted to indicate that the Holder is exercising the Net Exercise Right.

(d)     In the event that the Holder shall elect to exercise the rights represented by this warrant in whole or in part pursuant to the Net Exercise Rights provided in this Section, the Company shall issue to the Holder the number of Warrant Shares determined in accordance with the following formula:

X = Y(A-B)

      A

where

X =	the number of Warrant Shares to be issued to the Holder in connection with such Net Exercise Right.

Y =	the number of Warrant Shares purchasable in respect of which the Net Exercise Right is elected in connection with an exercise of this warrant by the Holder.

A =	the Fair Market Value of one Warrant Share.

B =	the Warrant Price in effect as of the date of exercise of the Net Exercise Right (as adjusted pursuant to this warrant).

     (e)                     (i)     For purposes of this warrant, the “Fair Market Value” of Warrant Shares means on any date specified herein, with respect to Warrant Shares, the amount per share equal to (A) the last sale price of Warrant Shares, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the same are then listed or admitted to trading, (B) if no Warrant Shares are then listed or admitted to trading on any national securities exchange, the last sale price of Warrant Shares, regular way, on such date, or, if no such sale takes place on such date, the average of the reported closing bid and asked prices thereof on such date, as quoted in the Nasdaq Global Market, the Nasdaq Capital Market, the Over-the-Counter Summary or Over-the-Counter Markets, or as published by the National Quotation Bureau, Incorporated or any similar organization, (C) if Fair Market Value is being determined in connection with, or at a time when, a Company Transaction is pending, the fair market value of the Warrant Shares implied by the consideration that will be paid in respect of the class of equity in such Company Transaction that is the same as the Warrant Shares, or (D) if no Warrant Shares are then listed or admitted to trading on any national securities exchange or quoted or published in the over-the-counter market, and no Company Transaction is pending, the Fair Value thereof.

(ii)     For purposes of this warrant, “Fair Value” of Warrant Shares means on any date specified herein, the fair value thereof (without the application of any discount for a minority interest or lack of liquidity) as of a date which is within 15 days of the date as of which the determination is to be made (A) determined by agreement between the Company and the Holder, or (B) if the Company and the Holder fail to agree, determined jointly by an independent investment banking firm retained by the Company and by an independent investment banking firm retained by the Holder, neither of which firms may be an independent investment banking firm regularly retained by the Company, or (C) if the Company or the Holder shall fail so to retain an independent investment banking firm within ten business days following a written demand by the Holder or the Company to the other party, determined solely by the firm so retained, (D) if the firms so retained by the Company and by the Holder shall be unable to reach a joint determination within 15 business days of the retention of the last firm so retained, determined by another independent investment banking firm which is not a regular investment banking firm of the Company chosen by the first two such firms. The Company shall be responsible for the fees and expenses of all such investment banking firms.

(f)     For purposes of this warrant, “Company Transaction” means: (i) a merger or consolidation of the Company with or into any other company, entity or person; (ii) a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or a majority of the Company’s then outstanding securities or all or substantially all the Company’s assets; or (iii) a corporate dissolution or liquidation; provided, however, that a Company Transaction shall not include (A) a merger or consolidation of the Company in which the holders of the outstanding voting securities of the Company immediately prior to the merger or consolidation hold at least a majority of the outstanding voting securities of the successor Company immediately after the merger or consolidation, (B) a sale, lease, exchange or other transfer of the Company’s assets to a majority-owned subsidiary of the Company or (C) a transaction undertaken for the principal purpose of reincorporating the Company in a different jurisdiction or creating a holding company, but which in any event does not provide for any distribution of cash or cash equivalents in respect of any security.

2.     The Holder acknowledges that (a) this warrant may not be exercised if the issuance of the Warrant Shares upon such exercise would constitute a violation of any applicable federal or state securities laws, or other law or regulation, and (b) the Warrant Shares have not been and will not be registered as of the date of exercise of this warrant under the Securities Act or the securities laws of any state. The Holder acknowledges that this warrant and the Warrant Shares, when and if issued, are and will be “restricted securities” as defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless subsequently registered under the Securities Act and any other applicable state registration requirements. Except as provided herein, the Company is under no obligation to register the securities under the Securities Act or under applicable state statutes. In the absence of such a registration or an available exemption from registration, sale of the Warrant Shares may be practically impossible. The Holder shall confirm to the Company the representations set forth above in connection with the exercise of all or any portion of this warrant.

3.     The number of Warrant Shares purchasable upon the exercise of this warrant and the Warrant Price per share shall be subject to adjustment from time to time as follows:

(a)     In the event that the Company should at any time, or from time to time, fix a record date for the effectuation of a split, either forward or reverse, subdivision or combination of the outstanding shares of Common Stock, or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”), without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the number of Warrant Shares purchasable hereunder shall be appropriately increased or decreased in proportion to such increase or decrease in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

(b)     Whenever there is an adjustment in the number of Warrant Shares purchasable upon the exercise of this warrant pursuant to the provisions of Section 3(a), the Warrant Price shall be adjusted to an amount proportionate to the adjustment in the number of Warrant Shares.

(c)     If at any time, or from time to time, there shall be a recapitalization of the Common Stock (other than a subdivision or combination, or merger or sale of assets transaction provided for elsewhere in this Section 3) provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this warrant the number of shares of Common Stock, Common Stock Equivalents or property of the Company or otherwise, to which the Holder would have been entitled upon such recapitalization assuming this warrant was exercised immediately prior thereto. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the Holder of this warrant after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Warrant Price then in effect and the number of Warrant Shares issuable upon exercise) shall be applicable after that event as nearly equivalent as may be practicable.

(d)     If at any time, or from time to time, the Company shall consolidate with or merge into another corporation, or shall sell, lease, or convey to another corporation the assets of the Company as an entity or substantially as an entity (any one or more of such transactions being a “Corporate Transaction”), provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this warrant the number of shares of Common Stock, Common Stock Equivalents or property of the Company or otherwise, to which the Holder would have been entitled to receive in such Corporate Transaction assuming this warrant was exercised immediately prior thereto. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the Holder of this warrant after the Corporate Transaction to the end that the provisions of this Section 3 (including adjustment of the Warrant Price then in effect and the number of Warrant Shares issuable upon exercise) shall be applicable after that event as nearly equivalent as may be practicable.

(e)     Upon each adjustment of the Warrant Price or the number of Warrant Shares issuable upon exercise of this warrant (including pursuant to clause (f) below), the Company at its expense shall promptly compute such adjustment, and furnish the Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request of the Holder at any time, furnish the Holder with a certificate setting forth the Warrant Price and/or the number of Warrant Shares issuable upon exercise of this warrant, as applicable, in each such case upon the date thereof and the series of adjustments leading to such Warrant Price and/or number of Warrant Shares issuable upon exercise of this warrant, as applicable.

(f)     Without duplication of the adjustments set forth in Sections 3(a) through 3(e), upon any adjustment of the Company’s Series A warrants (or any warrants issued in replacement or substitution thereof), resulting in (i) a reduction to the exercise price of any Series A warrants, a corresponding reduction, on a dollar-for-dollar basis, will be made to the Warrant Price hereunder, and (ii) an increase in the number of shares issuable upon exercise of the Series A warrants, a corresponding and proportionate increase will be made to the number of Warrant Shares issuable upon exercise of this warrant, provided, that if such increase would result in the Holder having beneficial ownership of 5% or more of the Common Stock (as calculated for purposes of determining compliance with Section 13G or Section 13D under the Securities Exchange Act of 1934, as amended), the Company will first notify the Holder in writing of such proposed adjustment, and such increase will only be effected if the Holder elects in writing for the number of warrants to be so increased, it being understood and agreed that the Holder may, if it so desires, elect for the number of warrants to be increased by a lesser amount than the increase that otherwise would apply as described above.

4.     The Company covenants and agrees that all Warrant Shares which may be delivered upon the exercise of this warrant will, upon delivery, be free from all taxes, liens, and charges with respect to the purchase thereof; provided, that the Company shall have no obligation with respect to any income tax liability of the Holder.

5.     The Company agrees at all times to reserve or hold available a sufficient number of shares of Common Stock or, if applicable, other Warrant Shares, to cover the number of Warrant Shares issuable upon the exercise of this warrant.

6.     This warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever, except the rights herein expressed, and no dividends shall be payable or accrue in respect of this warrant or the Warrant Shares until or unless, and except to the extent that, this warrant shall be exercised.

7.     Compliance with the Securities Act.

(a)     Agreement to Comply with the Securities Act; Legend. The Holder, by acceptance of this warrant, agrees to comply in all respects with the provisions of this Section 7 and the restrictive legend requirements set forth on the face of this warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act. Any certificates evidencing this warrant and all Warrant Shares issued upon exercise of this warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

"THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW."

(b)    Representations of the Holder. In connection with the issuance of this warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this warrant as follows:

(i)     The Holder is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Holder is acquiring this warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.

(ii)     The Holder understands and acknowledges that this warrant and the Warrant Shares to be issued upon exercise hereof are "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(iii)     The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the warrant and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the warrant and the business, properties, prospects and financial condition of the Company.

8.     Representations of the Company. In connection with the issuance of this warrant, the Company specifically represents, as of the date hereof, to the Holder as follows:

(a)     All Warrant Shares which may be issued upon the exercise of this warrant have been duly authorized and shall, upon issuance, be validly issued, fully paid and nonassessable; and will be issued in compliance with all applicable federal and state securities laws. The issuance of certificates for Warrant Shares upon exercise of this warrant shall be made without charge to the Holder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise, conversion and related issuance of such shares; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer and the issuance and delivery of any certificate in a name other than that of the Holder.

(b)     The Company's summary capitalization table attached hereto is true and complete as of June 15, 2015. Except as set forth on such capitalization table, as of such date, the Company does not have outstanding any capital stock or rights or securities exercisable for or convertible into any capital stock of the Company.

(c)     The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(d)     All corporate action has been taken on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution and delivery of this warrant. The Company has taken all corporate action required to make all the obligations of the Company reflected in the provisions of this warrant the valid and enforceable obligations they purport to be, and this warrant constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms. The issuance of this warrant and, upon exercise of this warrant, the Warrant Shares, are not and will not be subject to preemptive rights of any stockholders of the Company. The Company has authorized and reserved for issuance sufficient Warrant Shares to allow for the full exercise of the warrant hereunder.

(e)     The authorization, execution and delivery of the warrant will not constitute or result in a default or violation of any law or regulation applicable to the Company or any term or provision of the Company’s current Certificate of Incorporation or bylaws, or any material agreement or instrument by which it is bound or to which its properties or assets are subject. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this warrant (including the issuance of Warrant Shares upon the exercise of this warrant).

9.     No fractional Warrant Shares shall be issuable upon exercise of this warrant, and the number of Warrant Shares to be issued shall be rounded down to the nearest whole Warrant Share. If a fractional share interest arises upon any exercise or conversion of this warrant, the Company shall eliminate such fractional share interest by paying the Holder an amount in cash computed by multiplying the fractional interest by the Fair Market Value of a full Warrant Share.

10.     The Holder may transfer all or part of this warrant by giving the Company notice of the portion of this warrant being transferred and setting forth the name, address and taxpayer identification number of the transferee and surrendering this warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable). The Holder may freely transfer all or part of the Warrant Shares issued upon exercise of this warrant, subject to any applicable restrictions under the Securities Act or the securities laws of any state. The Company may not transfer all or any portion of this Warrant or of the Company’s rights or obligations hereunder.

11.     All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally, or three business days after being mailed by first-class registered or certified mail, postage prepaid, or the next business day after being sent via reputable national overnight delivery service with signature acknowledgement of receipt, or the same day if being sent via facsimile with confirmation of delivery, at such address or fax number as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time.

All notices to the Holder shall be addressed as follows:

HealthTronics, Inc.

9825 Spectrum Drive, Bldg 3

Austin, TX 78717

Attention: President and General Counsel

Facsimile:

with a copy to:

Schiff Hardin LLP

233 South Wacker Drive, Suite 6600

Chicago, Illinois 60606

Attention:

Facsimile:

All notices to the Company shall be addressed as follows:

SANUWAVE Health, Inc.

11475 Great Oaks Way, Suite 150

Alpharetta, Georgia

Attention: Chief Financial Officer

Facsimile:

with a copy to:

Smith, Gambrell & Russell, LLP

Promenade, Suite 310

Atlanta, GA 30309

Attention:

Phone:

Facsimile:

12.     This warrant and any term hereof may be amended by the mutual written agreement of the Company and the Holder, and any right or obligation hereunder may be waived only by an instrument in writing signed by the party against which enforcement of such waiver is sought.

13.     In the event of any dispute between the parties concerning the terms and provisions of this warrant, the party prevailing in such dispute shall be entitled to collect from the other party all out-of-pocket costs incurred in such dispute, including reasonable attorneys' fees. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where the Holder will not have an adequate remedy at law and where damages will not be readily ascertainable. The Company expressly agrees that it shall not oppose an application by the Holder or any other person entitled to the benefit of this warrant requiring specific performance of any or all provisions hereof or enjoining the Company from continuing to commit any such breach of this warrant.

14.     All agreements, representations and warranties contained in this warrant or in any document delivered pursuant hereto shall be for the benefit of the Holder and shall survive the execution and delivery of this warrant and the expiration or other termination of this warrant.

15.     This warrant and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (and facsimile copies of signatures or signatures transmitted via email of a .pdf file shall be deemed original for all purposes), and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

16.     In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

17.     This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof.

18.     This Agreement shall be binding on and inure to the benefit of the Company and the Holder.

19.     The Company shall not have any right to redeem all or any portion of the warrant evidenced hereby.

*     *     *     *     *

IN WITNESS WHEREOF, the Company has caused this warrant to be executed by the signature of its duly authorized officer, effective this 15th day of June 2015.

SANUWAVE HEALTH, INC.

By: /s/ Kevin A. Richardson II

Name: Kevin A. Richardson II

Title: Chairman of the board/CEO

The undersigned Holder hereby acknowledges receipt of a copy of the foregoing warrant and acknowledges and agrees to the terms and conditions set forth in the warrant.

HEALTHTRONICS, INC.

By: /s/ Russell Newman

Name: Russell Newman

Title: President

Exercise Notice

(to be signed only upon exercise of warrant)

TO:     SANWUWAVE HEALTH, INC.

The Holder of the attached warrant hereby irrevocable elects to exercise the purchase rights represented by the warrant for, and to purchase thereunder, ________________________________ shares of _______ stock of SANUWAVE Health, Inc. and herewith elects to:

□	pay the Exercise Price in cash

OR

□	pay the Exercise Price by exercise of the Net Exercise Rights in accordance with Section 1 of the warrant

OR

□	pay the Exercise Price by payment of $_______ in cash and the remainder through the exercise of the Net Exercise Rights in accordance with Section 1 of the warrant

Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

If acquired without registration under the Securities Act of 1933, as amended (“Securities Act”), the Holder represents that the Common Stock is being acquired without a view to, or for, resale in connection with any distribution thereof without registration or other compliance under the Securities Act and applicable state statutes, and that the Holder has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking. The Holder understands that the Common Stock has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the Common Stock may, under certain circumstances, be inconsistent with these exemptions. The Holder acknowledges that the Common Stock must be held and may not be sold, transferred, or otherwise disposed of for value unless subsequently registered under the Securities Act or an exemption from such registration is available. The Company is under no obligation to register the Common Stock under the Securities Act or any state securities law, except as provided in the Agreement for the warrant. The certificates representing the Common Stock will bear a legend restricting transfer, except in compliance with applicable federal and state securities statutes.

DATED this ________ day of ________________________________, __________.

_______________________________________

Signature